Exhibit 99.1

NEWS RELEASE

    Medtronic Contacts:
    John Jordan    Ryan Weispfenning
    Public Relations    Investor Relations
    +1-508-452-4891    +1-763-505-4626

    Intersect ENT Contacts:
    Randy Meier
    Executive Vice President and CFO
    +1-650-641-2105
    ir@intersectENT.com

FOR IMMEDIATE RELEASE

MEDTRONIC TO ACQUIRE INTERSECT ENT

Acquisition to Add Innovative Bioabsorbable Drug Release
Platform to Chronic Rhinosinusitis Portfolio

DUBLIN and MENLO PARK, Calif. – August 6, 2021 – Medtronic plc (NYSE:MDT), the global leader in medical technology, today announced that it has entered into a definitive agreement with Intersect ENT (NASDAQ: XENT), a global ear, nose, and throat (ENT) medical technology leader dedicated to transforming patient care, in which Medtronic will acquire all outstanding shares of Intersect ENT for $28.25 per share in an all-cash transaction implying an enterprise value of approximately $1.1 billion. The boards of directors of both companies have unanimously approved the transaction.

Medtronic’s acquisition of Intersect ENT expands the company’s portfolio of products used during ear, nose, and throat procedures. The complementary product lines and customer base will further Medtronic’s efforts to have a positive impact for patients who suffer from chronic rhinosinusitis (CRS). Intersect ENT’s PROPEL® and SINUVA® sinus implants are clinically proven solutions that open sinus passageways and deliver an anti-inflammatory steroid to aid in healing. By combining these products with Medtronic’s navigation, powered instruments, and existing tissue health products, the company intends to offer a broader suite of solutions to assist surgeons treating CRS patients.

“This acquisition directly aligns with our commitment to delivering continuous innovation that helps ENT patients,” said Vince Racano, president of the ENT business, which is part of the Neuroscience Portfolio at Medtronic. “Intersect ENT’s sinus implants are clinically proven to offer relief and healing to patients suffering from chronic rhinosinusitis. Combining this innovative technology with our established global presence and sales infrastructure will allow us to broaden our capabilities while expanding access to these valuable therapies.”

“This is an exciting day for patients suffering from CRS,” said Thomas West, president and CEO of Intersect ENT. “After years of pioneering technology to help patients heal following sinus surgery, we welcome the integration of Intersect ENT’s portfolio into Medtronic. We are looking forward to the global impact we can make as part of Medtronic, bringing these essential products to more patients than ever before. Thank you to our Intersect ENT employees – without you, we would not have reached this important step in our evolution.”

In the U.S., CRS affects 1 in 8 adults (35 million) and often requires a complex combination of medical and surgical therapy. It is one of the top 10 most costly medical conditions for employers, with most patients reporting 5-15+ years of suffering and medical treatment.1-3 Intersect ENT’s PROPEL implant – used primarily in hospitals and ambulatory surgery centers – is a bioabsorbable, drug-eluting implant inserted after sinus surgery to keep passageways open and deliver an anti-inflammatory steroid to the sinuses. SINUVA implants are primarily used in the office environment for the treatment of recurrent sinus obstruction due to nasal polyps in adult patients who have had ethmoid sinus surgery.

Financial Highlights
Following close, the transaction is expected to be accretive to Medtronic’s weighted average market growth rate (WAMGR), and to be neutral to Medtronic’s adjusted earnings per share in the first twelve months and accretive thereafter.

The acquisition is expected to close toward the end of Medtronic’s current fiscal year, subject to the satisfaction of customary closing conditions, including receipt of regulatory clearances and approval by Intersect ENT’s stockholders.

Medtronic’s financial advisor for the transaction is Perella Weinberg Partners LP, with Ropes & Gray LLP acting as legal advisor. Intersect ENT’s financial advisor is Goldman Sachs & Co. LLC, with Cooley LLP acting as legal advisor.

About Intersect ENT
Intersect ENT is a global ear, nose and throat medical technology leader dedicated to transforming patient care. The Company’s steroid releasing implants are designed to provide mechanical spacing and deliver targeted therapy to the site of disease. In addition, Intersect ENT is continuing to expand its portfolio of products based on the Company’s unique localized steroid releasing technology and is committed to broadening patient access to less invasive and more cost-effective care. In October 2020, Intersect ENT acquired Fiagon AG Medical Technologies, a global leader in electromagnetic surgical navigation solutions with an expansive portfolio of ENT product offerings, including the

VenSure sinus dilation balloon, which is FDA-cleared in the U.S., that complement the Company’s PROPEL® and SINUVA® sinus implants and extend its geographic reach.

For additional information on the Company or the products including risks and benefits please visit www.IntersectENT.com. For more information about PROPEL® (mometasone furoate) sinus implants and SINUVA® (mometasone furoate) sinus implant, please visit www.PROPELopens.com and www.SINUVA.com.

Intersect ENT, PROPEL®, and SINUVA® are registered trademarks of Intersect ENT, Inc in the U.S. and other countries. VenSure, Cube and VirtuEye have pending trademark applications.

About Medtronic
Medtronic plc (www.medtronic.com), headquartered in Dublin, Ireland, is among the world's largest medical technology, services and solutions companies – alleviating pain, restoring health and extending life for millions of people around the world. Medtronic employs more than 90,000 people worldwide, serving physicians, hospitals, and patients in more than 150 countries. The company is focused on collaborating with stakeholders around the world to take healthcare Further, Together.

Additional Information and Where to Find It

This communication may be deemed solicitation material in respect of the proposed acquisition of Intersect ENT, Inc. (“Intersect”) by Medtronic, Inc. (“Medtronic”). This communication does not constitute a solicitation of any vote or approval. In connection with the proposed transaction, Intersect plans to file with the U.S. Securities and Exchange Commission (the “SEC”) and mail or otherwise provide to its stockholders a proxy statement regarding the proposed transaction. Intersect may also file other documents with the SEC regarding the proposed transaction. This document is not a substitute for the proxy statement or any other document that may be filed by Intersect with the SEC.

BEFORE MAKING ANY VOTING DECISION, INTERSECT’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY INTERSECT WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.

Any vote in respect of resolutions to be proposed at an Intersect stockholder meeting to approve the proposed transaction or related matters, or other responses in relation to the proposed transaction, should be made only on the basis of the information contained in Intersect’s proxy statement. Stockholders may obtain a free copy of the proxy statement and other documents Intersect files with the SEC (when available) through the website maintained by the SEC at www.sec.gov. Intersect makes available free of charge on its investor relations website at ir.intersectent.com copies of materials it files with, or furnishes to, the SEC.

No Offer or Solicitation

This communication is for information purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

The proposed transaction will be implemented solely pursuant to the Agreement and Plan of Merger, by and among Medtronic, Project Kraken Merger Sub, Inc. and Intersect, dated August 6, 2021, which contain the full terms and conditions of the proposed transaction.

Participants in the Solicitation

Intersect, Medtronic and certain of their respective directors, executive officers and certain employees and other persons may be deemed to be participants in the solicitation of proxies from Intersect’s stockholders in connection with the proposed transaction. Security holders may obtain information regarding the names, affiliations and interests of Intersect’s directors and executive officers in Intersect’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, which was filed with the SEC on March 9, 2021, and its definitive proxy statement for the 2021 annual general meeting of stockholders, which was filed with the SEC on April 20, 2021. To the extent the holdings of Intersect’ securities by Intersect’ directors and executive officers have changed since the amounts set forth in Intersect’s proxy statement for its 2020 annual general meeting of stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Security holders may obtain information regarding the names, affiliations and interests of Medtronic’s directors and executive officers in Medtronic’s Annual Report on Form 10-K for the fiscal year ended April 30, 2021, which was filed with the SEC on June 25, 2021, and its definitive proxy statement for the 2020 annual general meeting of shareholders, which was filed with the SEC on October 13, 2020. Investors may obtain additional information regarding the interests of participants in the solicitation of proxies from Intersect’s stockholders in connection with in the proposed transaction, which may, in some cases, be different than those of Intersect’s stockholders generally, by reading the proxy statement relating to the proposed transaction when it is filed with the SEC and other materials that may be filed with the SEC in connection with the proposed transaction when they become available. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the investor relations page of the Intersect’s website at ir.intersectent.com.

Forward-Looking Statements

This communication contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the “Act”), including statements containing the words “expect,” “intend,” “plan,” “believe,” “will,” “should,” “would,” “could,” "may," and words of similar meaning, as well as other words or expressions referencing future events, conditions or circumstances. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Act. Statements that describe or relate to Medtronic’s or Intersect’s plans, goals, intentions, strategies, or financial outlook, and statements that do not relate to historical or current fact, are examples of forward-looking statements. Examples of forward-looking statements include, without limitation, statements regarding Medtronic’s and Intersect’s plans to manage their respective business through the novel strain of the coronavirus identified in late 2019 (“COVID-19”) pandemic and the health and safety of our customers and employees; the expected impact of the COVID-19 pandemic on Medtronic’s business; Medtronic’s expected areas of focus to drive growth and create long-term shareholder value; the effect of the announcement of the proposed transaction on the ability of Intersect to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom Intersect does business, or on Intersect operating results and business generally; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; the outcome of any legal proceedings related to the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the acquisition agreement; the ability of the parties to consummate the proposed transaction on a timely basis or at all; the satisfaction of the conditions precedent to consummation of the proposed transaction, including the ability to secure regulatory approvals on the terms expected, at all or in a timely manner; the ability of Medtronic to implement its plans, forecasts and other expectations with respect to its business after the completion of the proposed transaction and realize expected benefits; business disruption following the proposed transaction. Forward-looking statements are not guarantees of future performance, and there are a number of important factors that could cause actual outcomes and results to differ materially from the results contemplated by such forward-looking statements, including those factors listed in Item 1A “Risk Factors” of Medtronic's Annual Report on Form 10-K filed with the SEC on June 25, 2021 and Intersect’s Annual Report on Form 10-K filed with the SEC on March 9, 2021, and those factors detailed from time to time in Medtronic’s and Intersect’s other SEC reports including quarterly reports on Form 10-Q and current reports on Form 8-K. Neither Medtronic nor Intersect undertakes any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by law.

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1.Hamilos DL. Chronic rhinosinusitis: Epidemiology and medical management. The Journal of Allergy and Clinical Immunology. 2011;128(4):693-707. doi:10.1016/j.jaci.2011.08.004
2.Goetzel RZ, Hawkins K, Ozminkowski RJ, Wang S. The health and productivity cost burden of the “top 10” physical and mental health conditions affecting six large U.S. employers in 1999. Journal of occupational and environmental medicine. 2003;45(1):5-14. doi:10.1097/00043764-200301000-00007
3.Medtronic Acquired Market Research, IPSOS, CRS HDM Report (June 2016)